                                                                   EXHIBIT 10.15
                                    FORM OF
                 SECOND AMENDMENT TO THIRD AMENDED AND RESTATED
           AGREEMENT OF LIMITED PARTNERSHIP OF CAMDEN OPERATING, L.P.


     THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CAMDEN OPERATING, L.P. (this "AMENDMENT") is entered into as of August 13, 1999, by and between CPT-GP, Inc. ("GENERAL PARTNER"), a Delaware corporation and a wholly owned subsidiary of Camden USA, Inc. ("CAMDEN USA"), a Delaware corporation, a wholly owned subsidiary of Camden Property Trust ("CPT "or the "GENERAL PARTNER ENTITY"), a Texas real estate investment trust, as the general partner of Camden Operating, L.P., a Delaware limited partnership (the "PARTNERSHIP") and Edgewater Equity, Inc., a Delaware corporation ("EDGEWATER, INC.") and Edgewater Equity Partners, L.P., a Delaware limited partnership ("EDGEWATER, L.P."; each of Edgewater, Inc. and Edgewater, L.P. a "SERIES C PREFERRED PARTNER" and collectively "SERIES C PREFERRED PARTNERS").

                                    RECITALS

         WHEREAS, the signatories hereto desire to amend that certain Third Amended and Restated Agreement of Limited Partnership of Camden Operating, L.P., dated as of April 15, 1997, as amended by that certain First Amendment to Third Amended and Restated Agreement of Limited Partnership of Camden Operating, L.P., dated as of February 23, 1999 (collectively, as amended, the "AGREEMENT") as set forth herein; any terms capitalized herein but not defined herein having the definitions therefor set forth in the Agreement.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to continue the Partnership and amend the Agreement as follows:

         1. As of the date hereof (a) Edgewater, Inc. has contributed $5,000,000 to the Partnership in exchange for the issuance to Edgewater, Inc. of 200,000 Series C Preferred Units (as defined in the Agreement, as amended hereby), and
(b) Edgewater, L.P. has contributed $8,000,000 to the Partnership in exchange for the issuance of 320,000 Series C Preferred Units. The Series C Preferred Units issued to the Series C Preferred Partners have been duly issued and fully paid. The Series C Preferred Partners are hereby admitted to the Partnership, effective as of August 13, 1999, each as an Additional Limited Partner (the information set forth on EXHIBIT A attached hereto relating to the interest of the Series C Preferred Partners in the Partnership is hereby included in Exhibit A to the Agreement), and by execution of this Amendment the Series C Preferred Partners have agreed to be bound by all of the terms and conditions of the Agreement, as amended hereby.

         2.       DEFINITIONS.

                  A. The words "Series C Preferred Units" are inserted after the word "Series B Preferred Units" in the first sentence of the definition of "Partnership Unit" in Article I of the Agreement.

                  B. The following new definitions are inserted in Article I of the Agreement so as to preserve alphabetical order:

                     "EXCESS SERIES C UNITS" shall have the meaning set forth therefor in Section 17.9.A hereof.

                     "PARTNERSHIP NET ASSET VALUE" means, with respect to any fiscal quarter of the Partnership, (A) the product of (1) the Net Operating Income for such quarter (as determined based upon the financial information of the Partnership provided by the Partnership pursuant to Section 4(f) of the Series C Preferred Contribution Agreement) multiplied by four and (2) eleven, less (B) all Indebtedness of the Partnership.

                     "NET OPERATING INCOME" means, with respect to any fiscal quarter of the Partnership, all cash received by the Partnership from whatever source (excluding the proceeds of any Capital Contributions and any capital transactions (e.g., refinancings, sales of assets, casualty or condemnation)) less the aggregate of the following: (i) all interest payments in respect of Partnership Indebtedness made during such quarter by the Partnership; and (ii) all operating expenses made by the Partnership during such quarter.

                     "PARITY PREFERRED UNITS" shall have the meaning set forth therefor in Section 17.1 hereof.

                     "SERIES C EXCHANGE NOTICE" shall have the meaning set forth therefor in Section 17.9.B hereof.

                     "SERIES C EXCHANGE PRICE" shall have the meaning set forth therefor in Section 17.9.A hereof.

                     "SERIES  C   PREFERRED   CONTRIBUTION   AGREEMENT"   means,
         collectively, that certain (i) Contribution Agreement, dated as of August 13, 1999, by and among, Edgewater Equity, Inc., CPT and Partnership, and (ii) Contribution Agreement, dated as of August 13, 1999, by and among, Edgewater Equity Partners, L.P., CPT and Partnership.

                     "SERIES C PREFERRED PARTNERS" means Edgewater, Inc. and Edgewater, L.P., and their respective successors and assigns.

                     "SERIES C PREFERRED SHARES" shall have the meaning set forth therefor in Section 17.9.A hereof.

                     "SERIES C PREFERRED UNIT DISTRIBUTION PAYMENT DATE" shall have the meaning set forth therefor in Section 17.3.A hereof.

                     "SERIES C PREFERRED UNIT PARTNERSHIP RECORD DATE" shall have the meaning set forth therefor in Section 17.3.A hereof.

                     "SERIES C PREFERRED UNITS" shall have the meaning set forth therefor in Section 17.2 hereof.

                     "SERIES C PRIORITY RETURN" shall have the meaning set forth therefor in Section 17.1 hereof.

                     "SERIES C REDEMPTION PRICE" shall have the meaning set forth therefor in Section 17.6 hereof.

                     "UNITS JUNIOR TO SERIES C" shall have the meaning set forth therefor in Section 17.3.C hereof.

         3.  ARTICLE I. The definition of "PARITY  PREFERRED UNITS" set forth in
Article I is hereby  deleted  and replaced with the following:

             ""PARITY PREFERRED UNITS" shall have the meaning set forth therein in Section 17.1 hereof."

         4. SECTION 4.2.D. Section 4.2.D of the Agreement is amended by inserting the word "four " in lieu of the word "three" in the second line thereof, and by inserting the words "and Series C Preferred Units" after the words "Series B Preferred Units" at the end of the first sentence thereof.

         5.  SECTION 8.4.   Nothing  contained  in Section 8.4 of the  Agreement
shall modify or limit in any way any of the provisions of Article XVII of the Agreement.

         6.  SECTION 8.6.   The provisions of Section 8.6 of the Agreement shall
not be applicable to the Series C Preferred Units.

         7. TRANSFERS. Section 11.1.A of the Agreement is amended by inserting the words "or an exchange pursuant to Sections 16.9 or 17.9 hereof" after the words "Section 8.6" in the last line thereof. Section 11.3.A of the Agreement is amended by inserting the words "or an exchange pursuant to Sections 16.9 or 17.9 hereof" after the words "Section 8.6" in the second line thereof. Section 11.3.A is further modified to include the following sentence after the last sentence thereof: "Notwithstanding anything in this Section 11.3 (but not including 11.3.C) to the contrary, the General Partner shall not unreasonably withhold its consent to any Transfer of any Series C Preferred Units, provided the provisions of Sections 11.3.B, 11.3.D. 11.3.E, 11.3.F, 11.4.B and 11.6 hereof are satisfied." Section 11.3.C of the Agreement is amended by adding the following new clause (x) after clause (ix) thereof: "and (x) notwithstanding any clause of this Section 11.3.C to the contrary, in the case of any Series C Preferred Partner, to an Affiliate of such Series C Preferred Partner, provided such transfer is made in accordance with Sections 11.3.D, 11.3.E, 11.3.F and 11.4.B of the Agreement (for the sake of this clause (x) and Section 11.6.C (as it relates to the Series C Preferred Units) only, the word "Affiliate" shall mean, in respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control of such person or entity whether or not such control shall include a controlling ownership interest and shall include with respect to any such person or entity the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise)." The following sentence is inserted after the last sentence of
Section 11.4.A of the Agreement: "Notwithstanding anything in Section 11.4 hereof to the contrary, the General Partner shall not unreasonably withhold its consent to the admission of a transferee of Series C Preferred Units as a Limited Partner, in respect of an exchange of Series C Preferred Units to a permitted transferee under Section 11.3.C hereof, provided that the effect of such admission would not be to cause the Partnership to have more than 500 Partners or to be a publicly traded partnership within the meaning of Section 7704 of the Code, and any such transferee shall, upon satisfaction of all of the conditions set forth in Sections 11.3.B, 11.3.D. 11.3.E, 11.3.F, 11.4.B and 11.6 hereof be admitted to the Partnership as a Substituted Limited Partner hereunder." Sections 11.6.A and 11.6.B of the Agreement each are amended by inserting the words "or an exchange pursuant to Sections 16.9 or 17.9 hereof " after the words "Section 8.6" therein. The following language is inserted at the end of Section 11.6.C of the Agreement: "; PROVIDED, HOWEVER, that a Series C Preferred Partner may make a Transfer to an Affiliate of such Series C Preferred Partner in accordance with the provisions of Section 11.3.C hereof without regard to such limitation." The last sentence of Section 11.6.D is hereby modified by inserting the words "or Series C Preferred Unit Partnership Date, as the case may be" after the words "Partnership Record Date ".

         8. SECTION 12.2.B. The last sentence of Section 12.2.B shall not be deemed applicable to distributions in respect of the Series C Preferred Shares.

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         9.  SECTION 16.1.  The first sentence of Section 16.1 is hereby deleted in its entirety.

         10. ARTICLE XVII. The following new Article XVII is inserted in the Agreement after Article XVI thereof:


                                  ARTICLE XVII
                               SERIES C CUMULATIVE
                      REDEEMABLE PERPETUAL PREFERRED UNITS

         SECTION 17.1      DEFINITIONS

                  The term "PARITY PREFERRED UNITS" shall be used to refer to any class or series of Partnership Interests now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series C Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership (including, without limitation, the Series B Preferred Units). The term "SERIES C PRIORITY RETURN" shall mean, an amount equal to 8.25% per annum, determined on the basis of a 360 day year of twelve 30 day months (or actual days for any month which is shorter than a full monthly period), cumulative to the extent not distributed for any given distribution period pursuant to Section 5.1 hereof, of the stated value of $25 per Series C Preferred Unit, commencing on the date of issuance of such Series C Preferred Unit.

         SECTION 17.2      DESIGNATION AND NUMBER

                  A series of Partnership Units in the Partnership designated as the "8.25% Series C Cumulative Redeemable Perpetual Preferred Units" (the "SERIES C PREFERRED UNITS") is hereby established. The number of Series C Preferred Units shall be 520,000.

         SECTION 17.3      DISTRIBUTIONS

                  A. PAYMENT OF DISTRIBUTIONS. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Sections 5.1, 5.3 and 13.2 hereof, holders of Series C Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8.25% of the original Capital Contribution per Series C Preferred Unit. With respect to the Holders of the Series C Preferred Units, the original Capital Contribution per Series C Preferred Unit is $25. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar year quarters) in arrears, not later than the third calendar day after March 31, June 30, September 30 and December 31 of each year commencing on September 30, 1999 and, (ii) in the event of (a) an exchange of Series C Preferred Units into Series C Preferred Shares, or (b) a redemption of Series C Preferred Units, on the exchange date or redemption date, as applicable (each a "SERIES C PREFERRED UNIT DISTRIBUTION PAYMENT DATE"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which distributions are to be made on the Series C Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such

         Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series C Preferred Units will be made to the holders of record of the Series C Preferred Units on the relevant record dates to be fixed by the Partnership acting through the General Partner, which record dates shall in no event exceed fifteen (15) Business Days prior to the relevant Series C Preferred Unit Distribution Payment Date (the "SERIES C PREFERRED UNIT PARTNERSHIP RECORD DATE").

                  B. DISTRIBUTIONS CUMULATIVE. Distributions on the Series C Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its Indebtedness at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series C Preferred Units will accumulate as of the Series C Preferred Unit Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Series C Preferred Unit Distribution Payment Date to holders of record of the Series C Preferred Units on the record date fixed by the Partnership acting through the General Partner which date shall not exceed fifteen (15) Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

                  C.  PRIORITY AS TO DISTRIBUTIONS.

                      (i) So long as any Series C Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest ranking junior as to the payment of distributions or rights upon a voluntary or involuntary liquidation, dissolution or winding-up of the Partnership to the Series C Preferred Units (collectively, "UNITS JUNIOR TO SERIES C"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series C Preferred Units, any Parity Preferred Units or any Units Junior to Series C, unless, in each case, all distributions accumulated on all Series C Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Units Junior to Series C or, in accordance with Section 8.6 hereof, common shares of beneficial interest (or any similar equity security) of the General Partner Entity, (b) the conversion of Units Junior to Series C or Parity Preferred Units into Units Junior to Series C or common shares of beneficial interest (or any similar equity security) of the General Partner Entity, and
                  (c) the redemption of Partnership Interests corresponding to any Series C Preferred Shares, Parity Preferred Shares or Junior Shares (as those terms are defined in that certain Statement of Designation of Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the General Partner Entity (the "SERIES C DESIGNATION") establishing the Series C Preferred Shares (as hereinafter defined) to be purchased by the General Partner Entity pursuant to Article Nineteen of the Declaration of Trust.

                      (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series C Preferred Units, all distributions authorized and declared on the Series C Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series C Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series C
                  Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.


                  D. NO FURTHER RIGHTS. Holders of Series C Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

         SECTION 17.4      ALLOCATIONS

                  Sections 6.1.A and 6.1.B of the Agreement are hereby deleted and replaced by the following:

                  NET INCOME. After giving effect to the special allocations set forth in Section 1 of EXHIBIT C and Section 6.2 below, Net Income shall be allocated:

               (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to Section 6.1.B(iii) below for all prior taxable years exceed Net Income previously allocated to the General Partner pursuant to this
               Section 6.1.A(i) for all prior taxable years,

               (ii) second, to holders of Partnership Interests that are entitled to any preference in distribution to the extent that Net Losses previously allocated to such holders pursuant to Section 6.1.B(ii) below for all prior taxable years exceed Net Income previously allocated to such holders pursuant to this Section 6.1.A(ii) for all prior taxable years,

               (iii) third, to holders of Partnership Interests of a class not entitled to preference in distribution to the extent that Net Losses previously allocated to such holders pursuant to Section 6.1.B(i) below for all prior taxable years exceed Net Income previously allocated to such holders pursuant to this Section 6.1.A(iii) for all prior taxable years,

               (iv) fourth, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests (including Series B Preferred Units and Series C Preferred Units) until each such Partnership Interest has been allocated Net Income equal to the EXCESS OF (x) the cumulative amount of preferred distributions the holder of such Partnership Interests is entitled to receive (Series B Priority Return, in the case of Series B Preferred Units and Series C Priority Return, in the case of Series C Preferred Units and, as between the holders of Series B Preferred Units and the Series C Preferred Units, pro rata in proportion to the respective amount of cumulative preferred distributions that each such holder is entitled to receive) to the last day of the current taxable year or to the date of redemption, to the extent such Partnership Interests are redeemed during such taxable year, OVER (y) the cumulative Net Income allocated to such holder, pursuant to this Section 6.1.A(iv) for all prior taxable years, and

               (v) fifth, with respect to Partnership Interests that are not entitled to any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

               NET LOSSES. After giving effect to the special allocations set forth in Section 1 of EXHIBIT C and Section 6.2, Net Losses shall be allocated:

               (i) first, with respect to classe s of Partnership Interests that are not entitled to any preference in distribution (including the General Partner Interest), pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made) until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Partner in such classes is reduced to zero,

               (ii) second, to the holders of any Partnership Interests that are entitled to any preference in distribution (including Series B Preferred Units and Series C Preferred Units) in accordance with the rights of any such class of Partnership Interests (and, if there is more than one class of such Partnership Interests, then in the reverse order of their preference in distribution and if there is no preference, then among the holders thereof pro rata among them in proportion to their Adjusted Capital Account balances), until the Adjusted Capital Account (modified in the same manner as in clause (i)) of each such holder is reduced to zero, and

               (iii) third, to the General Partner.

               To the extent permitted under Section 704 of the Code, solely for purposes of allocating Net Income or Net Losses in any taxable year (or a portion thereof) to the holders of Series B Preferred Units and Series C Preferred Units pursuant to Section 6.1 hereof, items of Net Income or Net Losses, as the case may be, shall not include Depreciation with respect to properties that are "ceiling limited" in respect of holders of Series B Preferred Units or Series C Preferred Units. For purposes of the preceding sentence, Partnership property shall be considered "ceiling limited" in respect of a holder of Series B Preferred Units or Series C Preferred Units if Depreciation attributable to such Partnership property which would otherwise be allocable to such holder, without regard to this paragraph, exceeds depreciation determined for federal income tax purposes attributable to such Partnership property which would otherwise be allocable to such holder by more than 5%.

         SECTION 17.5     LIQUIDATION PROCEEDS

                  A. DISTRIBUTIONS UPON CERTAIN EVENTS. Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series C Preferred Units shall be made in accordance with Section 13.2 hereof; PROVIDED, HOWEVER, that upon any such liquidation, dissolution or winding-up of the Partnership, the Liquidator may elect, in its sole discretion, to cause the Partnership or the General Partner Entity to issue to the holders of the Series C Preferred Units such number of Series C Preferred Shares as such holder would have received had they exercised their Exchange Rights in accordance with Section 17.9 hereof (it being assumed for purposes hereof that such holders would then be entitled to exercise such Exchange Rights) in lieu of the cash otherwise distributable to the Series C Preferred Partners pursuant to Section 13.2 hereof.

                  B. NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i)fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series C Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

                  C. NO FURTHER RIGHTS. After payment of the full amount of the liquidating distributions to which they are entitled (whether in accordance with Section 13.2 hereof, or by delivery of Series C Preferred Shares in accordance with Section 17.5.A hereof or both), the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

                  D. CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

         SECTION 17.6      OPTIONAL REDEMPTION

                  A. RIGHT OF OPTIONAL REDEMPTION. The Series C Preferred Units may not be redeemed prior to the fifth (5th) anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series C Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holder of Series C Preferred Units (the "SERIES C REDEMPTION PRICE") or, if greater, the original Capital Contribution of such holder plus the current Series C Priority Return, whether or not declared to the relevant date, to the extent not previously distributed; PROVIDED, HOWEVER, that no redemption pursuant to this Section 17.6 will be permitted if the Series C Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Series C Priority Return, whether or not declared, to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series C Preferred Units are to be redeemed, the Series C Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

                  B. LIMITATION ON REDEMPTION. The Partnership may not redeem fewer than all of the outstanding Series C Preferred Units unless all accumulated and unpaid distributions have been paid on all Series C Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

                  C. PROCEDURES FOR REDEMPTION.

                           (i) Notice of redemption  will be (a) faxed,  and (b)
                  mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series C Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (m) the redemption date, (n) the

                  Series C Redemption Price, (o) the aggregate number of Series C Preferred Units to be redeemed and if fewer than all of the outstanding Series C Preferred Units are to be redeemed, the number of Series C Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series C Preferred Units the total number of Series C Preferred Units held by such holder represents) of the aggregate number of Series C Preferred Units to be redeemed,  (p)  the  place  or  places  where  such  Series  C
                  Preferred  Units  are to be  surrendered  for  payment  of the
                  Series  C  Redemption  Price,  (q) that  distributions  on the
                  Series C Preferred Units to be redeemed will cease to accumulate on such redemption date and (r) that payment of the Series C Redemption Price will be made upon presentation and surrender of such Series C Preferred Units and execution and delivery by the holder of Series C Preferred Units of an assignment of Partnership Interest pursuant to which such holder shall assign the Series C Preferred Units to the Partnership, shall represent and warrant that such Series C Preferred Units are unencumbered and not subject to any lien and that such holder has good title to such Series C Preferred Units and that such holder has requisite authority to assign the Series C Preferred Units to the Partnership pursuant to such assignment of Partnership Interest and shall provide such additional representations and warranties and assurances
                  (including opinions of counsel) as shall be reasonably requested by the Partnership; provided that no Series C
                  Preferred Units shall be redeemed by the Partnership unless and until the holder thereof shall have satisfied all of the conditions to such redemption (including, without limitation, the delivery of the foregoing assignment and further assurances).

                           (ii) If the Partnership  gives a notice of redemption
                  in respect of Series C Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series C Preferred Units being redeemed funds sufficient to pay the applicable Series C Redemption Price and will give irrevocable instructions and authority to pay such Series C Redemption Price to the holders of the Series C Preferred Units upon surrender of the Series C Preferred Units by such holders at the place designated in the notice of redemption, the delivery by such holders of the opinions of counsel and future assurances further described in
                  Section 17.6.C(i) hereof, and the execution and delivery by such holders of an assignment as further described in Section 17.6.C(i) hereof. If the Series C Preferred Units are evidenced by a certificate and if fewer than all Series C Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series C Preferred Units, evidencing the unredeemed Series C Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series C Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series C Preferred Units is not a Business Day, then payment of the Series C Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series C Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series C Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series C Redemption Price.

                  D. The provisions of Section 8.6 of this Agreement do not apply to redemptions undertaken pursuant to this Article XVII.

         SECTION 17.7 VOTING RIGHTS

                  A. GENERAL. Holders of the Series C Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as provided in Sections 7.3 and 14.1.C and this Section 17.7. In the event of any inconsistency between any other provision of this Agreement and the provisions of this Section 17.7, the provisions of this Section 17.7 shall control.

                  B. CERTAIN VOTING RIGHTS. So long as any Series C Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Units outstanding at the time: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking senior to the Series C Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests into any such senior Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests; (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an Affiliate of the Partnership, other than the General Partner Entity to the extent the issuance of such interests was to allow the General Partner Entity to issue corresponding preferred shares to persons who are not Affiliates of the Partnership; or (iii) either (A) consolidate, merge into or with, or (other than in a manner which results in a liquidation of the Partnership and the distributions provided for in Section 17.5 hereof (which distributions must be in the form of Series C Preferred Shares at any time prior to the fifth (5th) anniversary of the date hereof)) convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Units or the holders thereof; PROVIDED, HOWEVER, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Partnership's assets as an entirety, so long as (l) the Partnership is the surviving entity and the Series C Preferred Units remain outstanding with the terms thereof unchanged, or
         (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes for the Series C Preferred Units other interests in such entity having substantially the same terms and rights as the Series C Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series C Preferred Units (and shall not require the vote or consent of any of the holders of the Series C Preferred Units); and PROVIDED FURTHER that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series C Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity to the Series C Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Partnership Interests are not issued to an affiliate of the Partnership, other than the General Partner Entity to the extent the issuance of such interests was to allow the General Partner Entity to issue corresponding preferred shares to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers (and shall not require the vote or consent of any of the holders of the Series C Preferred Units).

         SECTION 17.8 TRANSFER RESTRICTIONS

                  The  Series  C  Preferred   Units  shall  be  subject  to  the
         provisions of Article XI of the Agreement, as amended by this Amendment.

         SECTION 17.9 EXCHANGE RIGHTS

                  A.  RIGHT TO EXCHANGE.

                      (i) Series C Preferred Units will be exchangeable in whole or in part at anytime on or after the tenth (10th) anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of the General Partner Entity (the "SERIES C PREFERRED SHARES") at an exchange rate of one share of Series C Preferred Shares for one Series C Preferred Unit, subject to adjustment as described below (the "SERIES C EXCHANGE PRICE"), provided that the Series C Preferred Units will become exchangeable at any time, in whole or in part, at the option of the holders of Series C Preferred Units for Series C Preferred Shares if (x) at any time full distributions shall not have been timely made on any Series C Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series C Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Series C Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made, (y) upon receipt by a holder or holders of Series C Preferred Units of (1) notice from the General Partner that the General Partner or the General Partner Entity has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and (2) an opinion rendered by an outside nationally recognized independent legal counsel reasonably acceptable to the General Partner familiar with such matters addressed to a holder or holders of Series C Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event that shall occur in the immediate future will be or likely will be, a PTP, or (z) the Partnership Net Asset Value of the Partnership in any fiscal quarter of the Partnership is less than $200,000,000. In addition, the Series C Preferred Units may be exchanged for Series C Preferred Shares, in whole or in part, at the option any holder prior to the tenth (10th) anniversary of the issuance date and after the third (3rd) anniversary thereof if such holder of a Series C Preferred Units shall deliver to the General Partner either (i) a private letter ruling issued by the Internal Revenue Service and addressed to such holder of Series C Preferred Units or
                  (ii) an opinion of independent legal counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series C Preferred Units at such earlier time would not cause the Series C Preferred Units to be considered "stock and securities" within the meaning of section 351(e) of the Code for purposes of determining whether the holder of such Series C Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series C Preferred Units may be exchanged in whole but not in part by any holder thereof which is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series C Preferred

                  Shares (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under Article Nineteen of the Declaration of Trust of the General Partner Entity (taking into account exceptions thereto)) if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series C Preferred Units shall deliver to the Partnership and the General Partner Entity an opinion of independent counsel reasonably acceptable to the General Partner Entity to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series C Preferred Units would fail to maintain qualification as a real estate investment trust. In addition, if the holder of the Series C Preferred Units is an entity other than a real estate investment trust within the meaning of Sections 856 through 859 of the Code, the Series C Preferred Units may be exchanged in whole but not in part by such holder for Series C Preferred Shares (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under Article Nineteen of the Declaration of Trust of the General Partner Entity) if at any time, both (I) the holder thereof concludes based on results or projected results that there exists (in the reasonable judgment of the holder) an imminent and substantial risk that the holder's interest in the Partnership does or will represent more than 19.5% of the total profits or capital interests in the Partnership (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)) for a taxable year, and (II) the holder delivers to the General Partner an opinion of nationally recognized independent counsel to the effect that there is an imminent and substantial risk that the holder's interest in the Partnership does or will represent more than 19.5% of the total profits or capital interests in the Partnership (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)) for a taxable year.

                      (ii) Notwithstanding anything to the contrary set forth in Section 17.9.A(i), if a Series C Exchange Notice (as hereinafter defined) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the Series C Preferred Units which are subject to such Series C Exchange Notice for cash in an amount equal to the original Capital Contribution per Series C Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series C Preferred Units for cash pursuant to this
                  Section 17.9.A(ii) by giving each holder which tendered its Series C Preferred Units pursuant to such Series C Exchange Notice, notice of its election to redeem for cash, within five
                  (5) Business Days after receipt of the Series C Exchange Notice, by (m) fax, and (n) registered mail, postage paid, at the address of each such holder as it may appear on the records of the Partnership stating (A) the redemption date, which shall be no later than sixty (60) days following the receipt of the Series C Exchange Notice, (B) the Series C Redemption Price, (C) the place or places where the Series C Preferred Units are to be surrendered for payment of the Series C Redemption Price, (D) that distributions on the
                  Series C Preferred Units will cease to accrue on such redemption date; (E) that payment of the Series C Redemption Price will be made upon presentation and surrender of the Series C Preferred Units and (F) the aggregate number of Series C Preferred Units to be redeemed, and if fewer than all of the outstanding Series C Preferred Units are to be redeemed, the number of Series C Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series C Preferred Units the total number of Series C Preferred Units held by such holder represents) of the aggregate number of Series C Preferred Units being redeemed.

                      (iii) In  the event  an  exchange  of all  or a portion of
                  Series C Preferred Units pursuant to SECTION 17.9.A(I) would violate the provisions on ownership limitation of the C Preferred Shares set forth in Article Nineteen of the Declaration of Trust with respect to the Series C Preferred Shares, the General Partner shall give written notice thereof to each holder of record of Series C Preferred Units, within fifteen (15) Business Days following receipt of the Series C Exchange Notice, by (m) fax, and (n) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of
                  Series C Preferred Units shall be entitled to exchange, pursuant to the provision of Section 17.9.B, a number of Series C Preferred Units which would comply with the provisions on the ownership limitation of the C Preferred Shares set forth in such Article Nineteen and any Series C Preferred Units not so exchanged (the "EXCESS SERIES C UNITS") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon, whether or not declared, to the date of redemption. The written notice of the C Preferred Shares shall state (A) the number of Excess Series C Units held by such holder, (B) the Series C Redemption Price of the Excess Series C Units, (C) the date on which such Excess Series C Units shall be redeemed, which date shall be no later than sixty (60) days following the receipt of the Series C Exchange Notice, (D) the place or places where such Excess Series C Units are to be surrendered for payment of the Series C Redemption Price, (E) that distributions on the Excess Series C Units will cease to accrue on such redemption date, and (F) that payment of the Series C Redemption Price will be made upon presentation and surrender of such Excess Series C Units. In the event an exchange may, in the reasonable judgment of the General Partner, result in Excess Series C Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (1) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of the Series C Preferred Shares (without regard to the limits described above) will not cause any individual to own in excess of 9.8% in value of all shares of beneficial interest of the General Partner Entity; and (2) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates. Each holder shall provide the General Partner with any reasonably requested information which the General Partner shall require in order to determine whether an exchange of all or any portion of the Series C Preferred Units pursuant to Section 17.9.A(i) hereof would violate the limitations on ownership set forth in the Declaration of Trust; provided that General Partner only shall be entitled to such information from such holder to the extent that such holder has such information reasonably available. To the extent that the General Partner requests any such information during the fifteen (15) Business Day period referenced in the first sentence of this Section 17.9.A(iii) and the holder shall fail to provide such information during such fifteen (15) Business Day period, such period shall be extended to the date that is three (3) Business Days following the delivery by the holder of such information to the General Partner.

                      (iv) The redemption of Series C Preferred Units described in Section 17.9.A(ii) and (iii) shall be subject to the provisions of Section 17.6.B(i) and Section 17.6.C(ii); PROVIDED, HOWEVER, that the term "Series C Redemption Price" in such Sections shall be read to mean the original Capital Contribution per Series C Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

                  B.  PROCEDURE FOR EXCHANGE.

                      (i) Any  exchange shall be  exercised pursuant to a notice of exchange (the "SERIES C EXCHANGE NOTICE") delivered to the General Partner by the holder who is exercising such exchange right, by (a) fax and (b) by certified mail postage prepaid. The exchange of Series C Preferred Units, or a specified portion thereof, may be effected after the fifth
                  (5th)  Business Day  following  the  expiration of the fifteen
                  (15) day period  further  described  in the first  sentence of
                  Section 17.9.A(iii), by delivering certificates, if any, representing such Series C Preferred Units to be exchanged together with written notice of exchange and an assignment of such Series C Preferred Units and such opinions of counsel and further assurances further described in Section 17.6.C(i) hereof to the office of the General Partner maintained for such purpose. Currently, such office is Three Greenway Plaza, Suite 1300, Houston, Texas 77046. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series C Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the General Partner as aforesaid and the Series C Exchange Price shall have been paid. Any Series C Preferred Shares issued pursuant to this Section 17.9 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Declaration of Trust, the Bylaws of the General Partner Entity, the Securities Act and relevant state securities or blue sky laws.

                      (ii) In the event of an exchange of Series C Preferred Units for Series C Preferred Shares, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series C Preferred Units tendered for exchange shall (a) accrue on the shares of the Series C Preferred Shares into which such Series C Preferred Units are exchanged, and (b) continue to accrue on such Series C Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series C Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series C Preferred Unit that was validly exchanged into Series C Preferred Shares pursuant to this section (other than the General Partner now holding such Series C Preferred
                  Unit), receive any cash distribution from the Partnership, if such holder, after exchange, is entitled to receive a cash distribution with respect to the Series C Preferred Shares for which such Series C Preferred Unit was exchanged or redeemed.

                      (iii) Fractional shares of Series C Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series C Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

                  C.  ADJUSTMENT OF SERIES C EXCHANGE PRICE.

                      (i) The Series C Exchange Price is subject to adjustment upon certain events, including (a) subdivisions, combinations and reclassification of the Series C Preferred Shares, and (b) distributions to all holders of Series C Preferred Shares of evidence of indebtedness of the General Partner Entity or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series C Preferred Shares).

                      (ii) In  case  the  General  Partner  Entity  shall  be  a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner Entity's capital shares or sale of all or substantially all of the General Partner Entity's assets), in each case as a result of which the Series C Preferred Shares will be converted into the right to receive shares of capital shares, other securities or other property (including cash or any combination thereof), each Series C Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital shares and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series C Preferred Shares or fraction thereof into which one Series C Preferred Unit was exchangeable immediately prior to such transaction. The General Partner Entity may not become a party to any such transaction unless the terms thereof are consistent with the foregoing. In addition, so long as either Series C Preferred Partner, or any of their permitted successors or assigns, hold any Series C Preferred Units, the General Partner Entity shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Units outstanding at the time: (a) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series C Preferred Shares with respect to the payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the General Partner Entity into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares; (b) designate or create, or increase the authorized or issued amount of, any Parity Preferred Shares or reclassify any authorized shares of the General Partner Entity into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent that such Parity Preferred Shares are issued to an Affiliate of the General Partner Entity; (c) amend, alter or repeal the provisions of the Declaration of Trust (including the Series C Designation) or bylaws of the General Partner Entity, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Shares or the holders of the Series C Preferred Shares or the Series C Preferred Units; PROVIDED, HOWEVER, that any increase in the amount of authorized preferred shares of beneficial interest of the General Partner Entity ("PREFERRED SHARES") or the creation or issuance of any other series or class of Preferred Shares, or any increase in the amount of authorized shares of each class or series, in each case ranking either (1) junior to the Series C Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (2) on a parity with the Series C Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Shares are not issued to an Affiliate of the General Partner Entity, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         SECTION 17.10 NO CONVERSION RIGHTS

                  The holders of the Series C Preferred Units shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Partnership.

         SECTION 17.11 NO SINKING FUND

                  No sinking fund shall be established for the retirement or redemption of Series C Preferred Units."

                  11.  EXHIBIT B,  PARAGRAPH 3.
         The words "and XVII" are inserted after the word "XVI" in Paragraph 3 of Exhibit B of the Agreement.

                  12. EXHIBIT A. The Agreement is hereby amended by adding to Exhibit A of said Agreement the addendum to Exhibit A presently attached hereto and made a part hereof, so that all references to "Exhibit A" in the Agreement shall be deemed to be references to Exhibit A which shall include the addendum to Exhibit A attached hereto.

                  13. FULL FORCE AND EFFECT. Except as amended by the provisions hereof, the Agreement, as previously amended, shall remain in full force and effect in accordance with its terms and is hereby ratified, confirmed and reaffirmed by the undersigned for all purposes and in all respects.

                  14. SUCCESSORS/ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

                  15. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.






                        (SPACE LEFT INTENTIONALLY BLANK)

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



                                GENERAL PARTNER:

                                CPT-GP, INC.


                                By:_____________________________________________
                                      Name:
                                      Title:





                                CAMDEN PROPERTY TRUST, for purposes of Sections 8.5.C, 17.5.A and 17.9



                                By:_____________________________________________
                                      Name:
                                      Title:






                     ***SIGNATURES CONTINUED ON NEXT PAGE***

                                ADDITIONAL LIMITED PARTNERS:

                                EDGEWATER EQUITY, INC.


                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________



                                 EDGEWATER EQUITY PARTNERS, L.P.

                                 By:      WSW Capital, Inc., its general partner


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                    EXHIBIT A



                                                                  Series C
                                                                  Preferred
NAME AND ADDRESS OF PARTNERS:                                       UNITS
-----------------------------                                   ------------
LIMITED PARTNERS:
Edgewater Equity, Inc.                                             200,000
c/o DLJ Asset Management Group
277 Park Avenue
New York, New York  10172
Attention: Peter Gaudet
Edgewater Equity Partners, L.P.                                    320,000
c/o DLJ Asset Management Group
277 Park Avenue
New York, New York  10172
Attention: Peter Gaudet

TOTAL                                                              520,000
                                                                ============